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                                    EXHIBIT 1

                                    AGREEMENT

      Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of Startech Environmental Corporation or any subsequent acquisitions or dispositions of equity securities of Startech Environmental Corporation by any of the undersigned.

Dated: May 31, 2006

                                      /s/ Arthur J. Steinberg
                                      ------------------------------------------
                                      ARTHUR J. STEINBERG, not individually but
                                      solely in his capacity as Receiver of
                                      Northshore Asset Management, LLC and
                                      related entities

                                      /s/ John P. Burke
                                      ------------------------------------------
                                      CONNECTICUT BANKING COMMISSIONER JOHN P.
                                      BURKE, not individually but solely in his
                                      capacity
                                      as Receiver of Circle Trust Company